Exhibit 10.4

Execution Version

SEVENTEENTH SUPPLEMENTAL INDENTURE

This Seventeenth Supplemental Indenture (this “Supplemental Indenture”), dated as of April 1, 2021, is by and between Energy Transfer LP, a Delaware limited partnership, as successor entity under the Indenture referred to below (in such capacity, the “Successor Entity”), and U.S. Bank National Association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (“SXL”), the guarantors party thereto and the Trustee have heretofore executed and delivered an indenture, dated as of December 16, 2005 (the “Base Indenture”);

WHEREAS, Energy Transfer Operating, L.P., a Delaware limited partnership and successor to Sunoco Logistics Partners L.P. (“ETO”), is a guarantor of the obligations under each of the Indentures;

WHEREAS, the series of Debt Securities of SXL listed on Annex A hereto (collectively, the “Notes”) have been issued pursuant to the Base Indenture and each applicable supplemental indenture listed therein and are outstanding as of the date of this Supplemental Indenture (the Base Indenture, as so supplemented by the applicable supplemental indentures listed on Annex A hereto and as further amended, supplemented or otherwise modified to date solely with respect to each series of Notes, the “Indentures” and, each, an “Indenture”);

WHEREAS, the Notes are the only series of securities outstanding under each of the Indentures;

WHEREAS, (i) SXL merged with and into ETO, with ETO surviving and (ii) immediately thereafter, ETO merged with and into the Successor Entity pursuant to that certain Agreement and Plan of Merger dated April 1, 2021 by and between ETO and the Successor Entity (together, the “Mergers”);

WHEREAS, Section 10.01 of each of the Indentures provides that SXL may, among other things, merge with or into another Person if, among other things, the Person into which SXL has been merged expressly assumes SXL’s obligations under the Notes and the Indenture;

WHEREAS, Section 9.01(a) of each of the Indentures provides that, without the consent of any Holders, the applicable Indenture may be amended to comply with Section 10.01;

WHEREAS, the Successor Entity desires and has requested the Trustee to join in entering into this Supplemental Indenture for the purpose of evidencing the assumption by the Successor Entity of SXL’s obligations to the Holders of each series of Notes under each applicable Indenture;

WHEREAS, the Successor Entity has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that (i) the Mergers comply with all conditions precedent provided in each applicable Indenture, including the provisions of Article X in such Indenture, (ii) all conditions precedent provided in the applicable Indenture relating to the execution and delivery of this Supplemental Indenture have been complied with and (iii) the Mergers and Supplemental Indenture comply with the Indenture, are authorized or permitted by the terms of the Indenture, and are valid and binding upon the Successor Entity pursuant to the respective terms thereof;

WHEREAS, the Successor Entity has been authorized by Board Resolutions or equivalent partnership or corporate action to enter into this Supplemental Indenture;

WHEREAS, pursuant to Section 9.01 of each applicable Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Successor Entity to make this Supplemental Indenture valid and binding on the Successor Entity have been complied with or have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Successor Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of each series of Notes as follows:

ARTICLE ONE

Section 1.01. CAPITALIZED TERMS. Terms used herein and not defined herein shall have the meanings assigned to them in the applicable Indenture.

ARTICLE TWO

Section 2.01. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall become effective as of the date hereof upon its execution by the Successor Entity and the Trustee.

Section 2.02. ASSUMPTION OF OBLIGATIONS. The Successor Entity hereby expressly assumes the obligations of ETO under each applicable Indenture and each series of Notes.

Section 2.03. NOTICES. All notices or other communications to the Successor Entity shall be given as provided in the Indentures addressed as follows:

Energy Transfer LP

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

Attn: Ashton Hayse

ARTICLE THREE

Section 3.01. RATIFICATION OF THE INDENTURES; SUPPLEMENTAL INDENTURE. Each of the Indentures is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Successor Entity and the Trustee, this Supplemental Indenture shall form a part of each applicable Indenture for all purposes, and the Successor Entity, the Trustee and every Holder of each series of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the applicable Indenture, whether within the indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall require otherwise.

Section 3.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.03. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which are made by the Successor Entity and the Trustee assumes no responsibility for their correctness.

Section 3.04. SUCCESSORS. All covenants and agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns. All covenants and agreements of the Successor Entity in this Supplemental Indenture shall bind its successors and assigns.

Section 3.05. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e. “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e. “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 3.06. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.07. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the applicable Indenture shall not in any way be affected or impaired thereby. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the applicable Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

SUCCESSOR ENTITY:

ENERGY TRANSFER LP

By: LE GP, LLC, its general partner

By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Co-Chief Executive Officer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alejandro Hoyos
Name: Alejandro Hoyos
Title: Vice President

Seventeeth Supplemental Indenture to

U.S. Bank Indenture

Annex A

ETO Senior Notes

•	6.850% Senior Notes due 2040 (issued pursuant to the Fourth Supplemental Indenture, dated as of February 12, 2010)

•	4.650% Senior Notes due 2022 (issued pursuant to the Fifth Supplemental Indenture, dated as of August 2, 2011)

•	6.100% Senior Notes due 2042 (issued pursuant to the Sixth Supplemental Indenture, dated as of August 2, 2011)

•	3.450% Senior Notes due 2023 (issued pursuant to the Seventh Supplemental Indenture, dated as of January 10, 2013)

•	4.95% Senior Notes due 2043 (issued pursuant to the Eighth Supplemental Indenture, dated as of January 10, 2013)

•	4.250% Senior Notes due 2024 (issued pursuant to the Ninth Supplemental Indenture, dated as of April 3, 2014)

•	5.30% Senior Notes due 2044 (issued pursuant to the Tenth Supplemental Indenture, dated as of April 3, 2014)

•	5.35% Senior Notes due 2045 (issued pursuant to the Eleventh Supplemental Indenture, dated as of November 17, 2014)

•	5.950% Senior Notes due 2025 (issued pursuant to the Thirteenth Supplemental Indenture, dated as of November 17, 2015)

•	3.900% Senior Notes due 2026 (issued pursuant to the Fourteenth Supplemental Indenture, dated as of July 12, 2016)

•	4.000% Senior Notes due 2027 (issued pursuant to the Fifteenth Supplemental Indenture, dated as of September 21, 2017)

•	5.400% Senior Notes due 2047 (issued pursuant to the Sixteenth Supplemental Indenture, dated as of September 21, 2017)